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                                                                     Exhibit 5.3



                                December 1, 2003



Intrawest Corporation
Suite 800
200 Burrard Street
Vancouver, BC
V6C 3L6

     Re:  Registration Statement on Form F-10 relating to
          $350,000,000 7.50% Senior Notes due October 15, 2013

Ladies and Gentlemen:

     We have acted as United States counsel to Intrawest Corporation (the "Company") in connection with the above-referenced registration statement (the "Registration Statement") filed with the Securities and Exchange Commission, as amended, for the registration of the Company's Senior Notes.

     In connection with that registration, we consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                               Very truly yours,

                                               PRESTON GATES & ELLIS LLP


                                               By  /s/ Christopher H. Cunningham
                                                   -----------------------------
                                                   Christopher H. Cunningham